AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of August 21, 2015, by and among Pacific Ventures Group, Inc., a Delaware corporation (the “Company”), with offices at 200 Camelia Court, Vero Beach, Florida 32963 and Snöbar Holdings, Inc., a Delaware corporation (“SNO’’), with offices at 117 West 9th Street, Suite 423, Los Angeles, California 90015 and the shareholders of SNO set forth on Composite Exhibit A (the “SNO Shareholders”), each sometimes referred to herein as a “Party” and collectively the “Parties”.

R E C I T A L S

WHEREAS, the Parties have executed a Share Exchange Agreement dated as of August 14, 2015 (the “Exchange Agreement”); and

WHEREAS, the Parties desire to amend a certain provision of the Exchange Agreement as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the Parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

2. Amendments.

2.4 Section 2.17 of the Exchange Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

Section 2.17

The Company is a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933, as amended.

3. Miscellaneous. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this amendment shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SNÖBAR HOLDINGS, INC.

A Delaware corporation

By:

/s/ Shannon Masjedi

 Shannon Masjedi, Senior Vice President

PACIFIC VENTURES GROUP, INC.

A Delaware corporation

By:

/s/ Brett Bertolami

 Brett Bertolami, Chief Executive Officer

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